Exhibit 10.1

REAL ESTATE SALE AGREEMENT

FOR

BENT TREE GREEN

BETWEEN

CMD REALTY INVESTMENT FUND II, L.P.

AND

HARVARD PROPERTY TRUST, LLC,

D/B/A BEHRINGER HARVARD FUNDS

November    , 2006

REAL ESTATE SALE AGREEMENT

This REAL ESTATE SALE AGREEMENT (“Agreement”) is made on November      , 2006 (“Effective Date”) between CMD REALTY INVESTMENT FUND II, L.P., an Illinois limited partnership (“Seller”), and HARVARD PROPERTY TRUST, LLC, a Delaware limited liability company, d/b/a Behringer Harvard Funds (“Purchaser”).

1.             Purchase and Sale.  Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property for the Purchase Price and subject to the terms and conditions set forth in this Agreement.

2.             Purchase Price.  The purchase price (the “Purchase Price”) for the Property shall be Twelve Million Three Hundred Fifty Thousand and No/100ths Dollars ($12,350,000.00).

3.             Property.  “Property” means all of Seller’s right, title and interest in (a) the land described on Exhibit A (the “Land”); (b) all easements and other related rights appurtenant to the Land (collectively, “Appurtenances”); (c) all improvements located on the Land (“Improvements”) (the Land, Appurtenances and Improvements are referred to collectively as the “Real Property”); (d) all plans and specifications related to the Real Property, including specifically, without limitation, any CAD drawings and other building information in Seller’s possession (“Plans”); (e) all tangible personal property located on the Real Property (excluding the property described on Exhibit B); (f) all leases, licenses and other similar agreements to occupy the Real Property described in Exhibit C and all New Leases (as defined in Section 11 of this Agreement) (collectively, the “Leases”); (g) all commission and brokerage agreements described in Exhibit D and all New Commission Agreements (as defined in Section 11 of this Agreement) (collectively, the “Commission Agreements”); (h) all service contracts described in Exhibit E and all New Service Contracts (as defined in Section 11 of this Agreement) (collectively, the “Service Contracts”); and (i) all books, records, marketing materials, logos, trademarks and transferable warranties, licenses and permits related solely to the use or ownership of the Real Property, but excluding the name “CMD” and all variations thereof and any websites maintained by Seller or any of its affiliates.

4.             Earnest Money Deposit.  Seller and Purchaser have executed and delivered to each other and Republic Title of Texas, Inc. (located at 2626 Howell Street, 10th Floor, Dallas, Texas 75204) (“Escrow Agent”) the escrow agreement between Seller, Purchaser and Escrow Agent in the form attached hereto as Exhibit F (“Earnest Money Escrow Agreement”).  Purchaser will deposit Five Hundred Thousand and No/100ths Dollars ($500,000.00) (“Initial Earnest Money Deposit”) with Escrow Agent, within three (3) Business Day (as defined in Section 20(e) of this Agreement) after mutual execution and delivery of this Agreement by the parties hereto, by federally insured wire transfer to the account of Escrow Agent pursuant to the wire transfer instructions provided to Purchaser by Escrow Agent.  In the event that Purchaser does not exercise its right to terminate this Agreement pursuant to Section 9 hereof, Purchaser shall deposit an additional Five Hundred Thousand and No/100ths Dollars ($500,000.00) (the “Additional Earnest Money Deposit”) with Escrow Agent within three (3) Business Days after the Termination Date (as defined below), which Additional Earnest Money Deposit shall become part of the “Earnest Money Deposit” hereunder and held pursuant to the terms of the Earnest Money Escrow Agreement.  For purposes of the Agreement, the term “Earnest Money Deposit” shall mean the Initial Earnest Money Deposit, together with (if applicable) the Additional Earnest Money Deposit; in the event that Purchaser fails to deposit with Escrow Agent all or any portion of the Additional Earnest Money Deposit, if applicable, as and when required hereunder, and Purchaser does not cure such failure within two (2) Business Days after written notice from Seller of such failure, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Purchaser and receive the disbursement of the full amount of the Initial Earnest Money Deposit, whereupon the parties, except as otherwise expressly provided herein, shall have no further obligations hereunder.  In the event that the Earnest Money Deposit (and/or any interest thereon) is required to be paid to Seller or Purchaser pursuant to the terms of this Agreement, Seller and Purchaser will each execute and deliver to Escrow Agent a written direction to disburse the Earnest Money Deposit (and/or such interest) to such person.

5.             Independent Consideration.  Upon execution of this Agreement, Purchaser has delivered to Seller, and Seller acknowledges receipt of, Fifty and No/100 Dollars ($50.00) (the “Independent Consideration”), as consideration for Purchaser’s right to purchase the Property and for Seller’s execution, delivery and performance of this Agreement.  The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is non-refundable and shall be retained by Seller notwithstanding any other provision of this Agreement.

6.             Due Diligence.

(a)           Subject to the rights of tenants at the Property, Purchaser and any representatives designated by Purchaser may, at Purchaser’s expense, at reasonable times and upon reasonable prior notice to Seller, to the extent reasonably necessary in connection with the purchase of the Property, (a) inspect any documents and materials related to the Property which are in the possession of Seller, except as excluded as provided below (collectively, the “Evaluation Materials”) on the express condition that Purchaser agrees to treat the Evaluation Materials confidential, as provided in this Agreement, and (b) inspect the Real Property (provided that such inspections of the Real Property shall be non-invasive except to the extent approved in writing by Seller in its sole and absolute discretion) (collectively, “Inspections”).  Purchaser acknowledges and agrees that the Evaluation Materials are being provided by Seller as an accommodation to Purchaser and without representation, recourse or warranty by Seller as to the accuracy or completeness thereof or the suitability of the information contained therein for any purpose whatsoever, unless otherwise expressly set forth in this Agreement.  All actions taken by or on behalf of Purchaser shall be in accordance with all applicable laws, rules and regulations of the appropriate governmental authorities having jurisdiction over the Real Property.  In addition, subject to the rights of tenants at the Property, Purchaser shall have the right to interview the tenants under the Leases, during reasonable business hours and upon not less than three (3) Business Days’ prior notice to Seller, provided, however, that Seller shall have the right, but not the obligation, to have a representative of Seller accompany Purchaser or Purchaser’s representatives on such tenant interviews.  Seller and Purchaser agree to reasonably cooperate with each other in scheduling such interviews.  Purchaser shall (A) not interfere with the use of the Real Property by the

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tenants under the Leases, (B) restore the Real Property to the condition which existed immediately prior to each of the Inspections, (C) defend and indemnify Seller, its partners and affiliates, and each of their officers, directors, agents and employees, from and against any and all liability, loss, cost, expense and damage (including, without limitation, reasonable attorneys’ fees) incurred by any of them in connection with the Inspections, (D) provide Seller, promptly after receipt, with copies of all written reports, tests and other written information regarding the Inspections, and (E) prior to and as a condition to any Inspections, deliver to Seller certificates of insurance evidencing comprehensive liability insurance (including coverage for contractual indemnities) with a combined single limit of at least $2,000,000, in a form reasonably acceptable to Seller, and naming Seller as an additional insured. Notwithstanding the foregoing, Seller shall not be required to disclose or deliver to Purchaser (i) any evidence of terms relating to the acquisition of the Property by Seller; (ii) the valuation of the Property performed by or on behalf of Seller, including any appraisals of the Property; (iii) the terms of any financing relating to the Property; (iv) any information generated by or on behalf of Seller regarding the value of the Property for Seller’s internal purposes; (v) any materials or reports generated or produced by or on behalf of Seller in connection with its acquisition or financing of the Property, except for that certain Report of Phase I Environmental Site Assessment for the Property prepared by Law Engineering and Environmental Services, Inc. of Addison, Texas dated August 20, 2002 as Project No. 30440-2-0771-09-917 which has been delivered to Purchaser; or (vi) any information or reports that are attorney-client or work product doctrine privileged.

(b)           Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Property in compliance with certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X.  Seller agrees to use commercially reasonable efforts to cooperate with Purchaser’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing for a period of one (1) year).  Without limiting the generality of the preceding sentence (i) Seller shall, during normal business hours, allow Purchaser’s auditors reasonable access to such books and records maintained by Seller (and Seller’s manager of the Property) exclusively in respect of the Property to the extent necessary to prepare and file such audited financial statements in compliance with Rule 3-14 of Regulation S-X; and (ii)  if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Purchaser’s auditors with a copy of such audited financial statements.  If after the Closing Date Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing for a period of one (1) year.  In consideration for this agreement, Purchaser agrees that Purchaser shall indemnify and hold harmless Seller from and against any and all loss, liabilities, claims, demands, and expenses, of any kind or nature, arising out of or in any way connected with Seller’s provision of the materials required by this Section 6(b), including without limitation lawsuits by shareholders or regulators or any other persons whatsoever, but excluding claims due to Seller’s gross negligence or willful misconduct.  Notwithstanding anything to the contrary contained herein, Seller shall only

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be obligated to provide to Purchaser Seller’s accounting information at the Property level, and shall not be obligated to provide any information concerning Seller’s capital structure or debt or any Proprietary Information (as defined below).  For the purposes of this Agreement, “Proprietary Information” shall mean (A) information contained in Seller’s credit reports, credit authorizations, credit or financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, including any valuation documents and information regarding the value of the Property and the price paid by Seller therefor; (B) material which is subject to attorney-client privilege or which is attorney work product; (C) sales contracts, appraisal reports, letters or loan matters; (D) financial statements or information relating to Seller or any affiliate of Seller, but Property level financial statements shall not be considered to be Proprietary Information; (E) Seller’s tax returns; or (F) material which Seller is legally or contractually required to maintain as confidential.  Notwithstanding anything to the contrary set forth herein, Purchaser expressly agrees that Seller’s delivery of any information under this Section 6(b) does not in any manner increase any liability of Seller hereunder, or obviate or waive the “AS IS” provisions of Section 19 below.

7.             Tenant Estoppel Certificates and SNDAs.

(a)           Seller shall deliver to each tenant under the Leases(other than the U.S. Government Lease for Real Property with Seller dated March 12, 2002, as amended (‘GSA Lease”))  a request to execute and deliver to Purchaser a tenant estoppel certificate with respect to its Lease in the form and substance of Exhibit G.  In addition, Seller shall deliver to the General Services Administration (“GSA”) a request to execute and deliver a statement of fact with respect to the tenant under the GSA Lease in the form and substance of the statement of fact customarily used by the applicable regional GSA office (“Statement of Fact”).  To the extent that the tenants under the Leases execute and deliver to Seller such tenant estoppel certificates (with respect to Leases other than the GSA Lease) and Statement of Fact (with respect to the GSA Lease), Seller shall promptly deliver copies of the same (and at Closing, to the extent delivered by the tenants, originals thereof) to Purchaser.  Notwithstanding anything contained in this Agreement to the contrary, it shall be a condition to Purchaser’s obligation to close the transaction contemplated by this Agreement that Seller shall have delivered to Purchaser, prior to or on December 6, 2007 (the “Estoppel Condition Date”), tenant estoppel certificates (with respect to Leases other than the GSA Lease) or Statement of Fact (with respect to the GSA Lease) executed by (a) tenants occupying not less than seventy-five percent (75%) of the rentable space of the Improvements that is actually leased as of the Effective Date pursuant to valid and existing Leases which do not expire within one hundred twenty (120) days of the Closing Date (which 75% must include all tenants whose premises is in excess of 5,000 rentable square feet) (such condition being referred to herein as the “Tenant Estoppel Condition”).  In order to apply towards fulfillment of the Tenant Estoppel Condition, a certificate must (i) be substantially in the form of Exhibit G (with respect to Leases other than the GSA Lease); provided, however, that in the event any Lease permits a tenant to provide an estoppel certificate on a specified form, should said tenant execute that form of tenant estoppel certificate rather than the form in Exhibit G, Purchaser shall, subject to the further terms of this Section 7(a), accept that form and the

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Statement of Fact (with respect to the GSA Lease) and (ii) not contain any descriptions of terms and conditions that are materially inconsistent with the actual terms and conditions of the applicable Lease or disclose any other matter that would have a material adverse effect on the value of the Property (except a monetary default by Intellicare, Inc. under its lease), it being expressly agreed and acknowledged by Purchaser that, (i) a tenant estoppel certificate shall not fail to qualify towards the fulfillment of the Tenant Estoppel Condition if the applicable tenant inserts or includes phrases such as “to Tenant’s knowledge” or “in all material respects” or other similar knowledge or materiality qualification to any of the statements contained in such tenant estoppel certificate or discloses any New Leases or New Commission Agreements entered into in accordance with Section 11(a) or any New Lease Costs incurred in accordance with Section 13(g) of this Agreement, and (ii) in the event any tenant discloses on its tenant estoppel certificate an obligation or default by the landlord under its Lease which may be paid or cured by the payment of a definite and ascertainable amount (“Claimed Amount”), Seller shall have the right (but not the obligation) to credit Purchaser at Closing in the amount of the Claimed Amount, and if Seller does so credit Purchaser at Closing, the applicable disclosure on such tenant estoppel certificate shall not cause the same to fail to qualify as an acceptable tenant estoppel (if applicable) for purposes of fulfilling the Tenant Estoppel Condition.  In the event that the Tenant Estoppel Condition is not satisfied prior to the Estoppel Condition Date, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller before 5:00 p.m. on the Estoppel Condition Date; if Purchaser does not duly and timely terminate this Agreement pursuant to this sentence, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 7.

(b)           Notwithstanding anything to the contrary contained in this Agreement, if Seller has not satisfied the Tenant Estoppel Condition on or before the date that is two (2) Business Days prior to the Estoppel Condition Date, then Seller and Purchaser shall each have the right (the “Extension Right”) to extend both the Estoppel Condition Date and the Closing Date (as defined in Section 12 of this Agreement) (an equal number of Business Days) for up to ten (10) Business Days by providing written notice of such election to the other on or before 5:00 p.m. on the Estoppel Condition Date in which event the Estoppel Condition Date and the Closing Date shall be the latest of such extended dates as contained in Seller’s or Purchaser’s extension notice.

(c)           In the event that Seller is unable to satisfy the Tenant Estoppel Condition by the Estoppel Condition Date, as such date may have been extended by Seller or Purchaser pursuant to this Agreement, Seller shall not be in default under this Agreement.  However, if the Tenant Estoppel Condition is not fulfilled as of the Estoppel Condition Date, as such date may have been extended by Seller or Purchaser pursuant to this Agreement, then Purchaser shall have the option (which must be elected by written notice to Seller, and if written notice is not given, then Purchaser shall be deemed to have elected option (A) below) either to (A) waive the Tenant Estoppel Condition, or (B) terminate this Agreement, in which event all of the Earnest Money shall be returned to Purchaser.

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(d)           Seller agrees to cooperate with Purchaser to obtain subordination, non-disturbance and attornment agreements (“SNDAs”) from tenants under Leases selected by Purchaser’s lender.  Purchaser shall prepare all such SNDAs and deliver them to Seller for submission to the Tenants.  As and when received by Seller, Seller shall deliver copies of the executed SNDAs to Purchaser and originals of all such SNDAs received shall be delivered to Purchaser at Closing.  If the transaction contemplated herein fails to close for any reason whatsoever, Purchaser shall return to Seller all such copies of the executed SNDAs previously delivered to Purchaser.  The failure to obtain SNDAs from all or any of the selected tenants shall not constitute a default by Seller hereunder or otherwise entitle Purchaser to delay the Closing or terminate this Agreement.

8.             Title Insurance and Survey.

(a)           Title Commitment and Survey.  Seller has delivered to Purchaser copies of (i) the title insurance commitment (the “Title Commitment”) issued by First American Title Insurance Company (the “Title Company”) described on Exhibit H and copies of the underlying title documents referenced in Schedule B thereof and (ii) the survey described on Exhibit I (the “Survey”).

(b)           Permitted Exceptions.  “Permitted Exceptions” shall mean:  (i) matters set forth in Exhibit J, (ii) matters arising out of an act of Purchaser or its representatives, agents, employees or independent contractors, (iii) matters removed from the Title Commitment or over which the Title Company has committed in writing to insure, (iv) matters which arise from a Casualty or Condemnation which has occurred after the date of this Agreement, (v) to the extent not set forth on Exhibit J, matters disclosed by the Title Commitment, and (vi) other matters which have been approved in writing by Purchaser.

(c)           Closing Condition.  The obligation of Purchaser to purchase the Property on the Closing Date is conditioned upon the issuance by Title Company of a pro forma title insurance policy for, or a “marked up” written commitment to issue, a Texas standard form T-1 owner’s title insurance policy pursuant to the terms of the Title Commitment (the “Title Policy”), provided that the Title Policy shall (i) be subject only to the Permitted Exceptions, (ii) be dated as of the date of the Closing, (iii) name Purchaser as the insured, and (iv) if requested by Purchaser in writing, be revised to limit the standard exception dealing with area, boundaries and other matters, to “shortages in area” (provided that, if Purchaser requests same, Purchaser shall be responsible for the cost of such survey exception deletion).  If the Title Company does not issue the Title Policy at the Closing in accordance with the terms of this Section 8(c), and the Closing does not occur, then Purchaser shall have the right, as its sole and exclusive remedy therefor, to terminate this Agreement by delivery of written notice to Seller before 5:00 p.m. on the Closing Date.  Purchaser shall not have the right to terminate this Agreement pursuant to the foregoing sentence if the Title Policy is not issued at Closing as a result of Purchaser’s failure to deliver any documents or other materials required to be delivered by or on behalf of Purchaser pursuant to the Title Commitment.

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9.             Termination.  Purchaser may terminate this Agreement for any reason in its sole and absolute discretion by delivering to Seller written notice of such termination prior to 5:00 p.m. on November 29, 2006 (the “Termination Date”).  If Purchaser elects to terminate this Agreement by written notice on or prior to the Termination Date, the Earnest Money Deposit (together with all interest thereon) shall be promptly released to Purchaser.

10.           Representations and Warranties.

(a)           Mutual.  Seller and Purchaser each represent and warrant to the other that it (a) is duly organized and validly existing under the laws of the State of Illinois (in the case of Seller) and the State of Delaware (in the case of Purchaser), (b) is qualified to do business in the state in which the Real Property is located, and (c) has full authority and capacity to enter into and perform this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant this Agreement.

(b)           Seller’s Additional Representations and Warranties.  Seller represents and warrants to Purchaser as of the date hereof (and, subject to subsection (c) below, shall be deemed to represent and warrant to Purchaser as of the Closing Date) the following:

(i)            Leases. To Seller’s actual knowledge, the documents described on Exhibit C attached hereto constitute all of the leases and other occupancy agreements (and all amendments thereto), other than subleases, currently in effect with respect to the Real Property.  Seller has delivered to Purchaser true, correct and complete copies of all of the documents described on Exhibit C attached hereto.  To Seller’s actual knowledge, the Leases are in full force and effect as they relate to the obligations of landlord thereunder, and there are no material written or material oral enforceable agreements between Seller and the tenants under the Leases other than as set forth in the Leases.

(ii)           Leasing Commission Agreements.  Seller has not entered into any written agreements with brokers providing for the payment by Seller of leasing commissions or fees for procuring tenants with respect to any Lease in effect as of the Effective Date hereof, except as disclosed in the Leases or on Exhibit D hereto.  Seller has not agreed in writing to pay and, to Seller’s knowledge, there are no leasing commissions, fees or other compensation payable in respect of the exercise of renewal, extension or expansion options set forth in the Leases existing as of the Effective Date except as disclosed in the Leases or on Exhibit D.

(iii)          Service Contracts.  To Seller’s actual knowledge, the documents described on Exhibit E attached hereto constitute all of the agreements (including amendments and modifications thereto) regarding the Service Contracts.  Seller has delivered to Purchaser true and correct copies of all of the documents described on Exhibit E attached hereto.

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(iv)          Legal Compliance.  Seller has not received written notice from any governmental entity or instrumentality indicating that the Real Property violates or fails to comply in any material respect with any governmental or judicial law, order, rule or regulation, which violation or failure to comply has not been cured.

(v)           Judicial Actions.  To Seller’s actual knowledge, there are no, and Seller has not received written notice of any, pending or threatened claims, lawsuits, arbitrations or other similar actions against the Property, which, if adversely determined, would:  (A) restrain the consummation of the transaction contemplated by this Agreement, (B) have a material adverse effect on the Property after Closing, or (C) result in any lien or encumbrance against the Property.

(vi)          Foreign Person.  Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

(c)           Knowledge.  Whenever used in this Agreement, the phrase “to Seller’s actual knowledge” and similar phrases shall be limited in meaning to the actual (as distinguished from implied, imputed or constructive) knowledge of Joseph Bowar (Senior Vice President) and Kevin Brands (Asset Manager) without independent inquiry or investigation, and without imputation to such individual or Seller of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties.

(d)           Closing Condition.  Purchaser’s obligation to close the transaction contemplated by this Agreement is conditioned upon the representations and warranties of Seller contained in Section 10(b) being true and correct as of the Closing Date in all material respects, except it shall not be a failure of such condition if (i) such representation or warranty is untrue or inaccurate as the result of (A) any action by Seller which is permitted under the terms of this Agreement or (B) any immaterial, monetary default or other non-monetary default by a tenant under a Lease occurring after the Effective Date or (ii) Purchaser had knowledge of such untruth or inaccuracy on or prior to the Termination Date.  If, prior to Closing, Seller discloses to Purchaser, or Purchaser discovers or has knowledge of, any misrepresentation of, or inaccuracy with respect to, any of the representations and warranties of Seller contained in Section 10(b) and Seller is unable or unwilling to cure such inaccuracy prior to Closing such that the condition to closing set forth in this Section 10(d) is not satisfied as of the Closing Date, then Purchaser shall have the right to terminate this Agreement by delivering written notice of such termination to Seller before the Closing.  If Purchaser does not duly and timely terminate this Agreement pursuant to this Section 10(d), then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 10(d) and (x) such representations and warranties shall be deemed to have been modified to except therefrom such information disclosed by Seller, discovered by Purchaser, or of which Purchaser has knowledge and (y) Purchaser shall be deemed to have waived all claims for breach of such representations and warranties with respect to such information.

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11.           New Leases, Commission Agreements and Service Contracts.

(a)           New Leases and Commission Agreements.

(i)            Pre-Termination Date.  Prior to and on the Termination Date, Seller shall have the right to enter into any new leases for occupancy within the Real Property, or any extensions, expansions, terminations or other modifications of the terms of any of the existing Leases (individually, a “New Lease”, and collectively, “New Leases”), and any related new commission or brokerage agreements (individually, a “New Commission Agreement”, and collectively, “New Commission Agreements”), provided Seller shall deliver to Purchaser a copy of the New Lease and New Commission Agreement promptly thereafter and in no event later than the second (2nd) Business Day prior to the Termination Date.

(ii)           Post-Termination Date.  After the Termination Date, Seller shall not enter into a New Lease or New Commission Agreement without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed to have been given if Purchaser fails to disapprove in writing of the New Lease and New Commission Agreement within five (5) Business Days after Purchaser’s receipt of Seller’s written request for such consent (together with a copy of the New Lease and New Commission Agreement).

(iii)          New Service Contracts.  Seller shall not enter into any agreements for the provision of services to the Real Property or amend any existing Service Contracts (individually, a “New Service Contract”, and collectively, “New Service Contracts”) (except any New Service Contracts which are terminable upon not more than sixty (60) days prior notice and without the payment of any penalty or fee), without the prior written consent of Purchaser, which consent, shall not be unreasonably withheld, conditioned or delayed, and which consent shall be deemed to have been given if Purchaser fails to disapprove in writing of the New Service Contract within five (5) Business Days after Purchaser’s receipt of Seller’s written request for such consent (together with a copy of the New Service Contract).

(b)           Termination of Management and Leasing Agreements.  Effective as of the Closing Date (as hereinafter defined), Seller shall cause any existing management and leasing agreements in respect of the Property to be terminated at the sole expense of Seller.

12.           Closing.  Subject to Seller’s rights under Section 7 hereinabove, the closing of the sale of the Property (the “Closing”) shall take place at 11:00 a.m. at the office of Escrow Agent in Dallas, Texas, on December 13, 2006 (the “Closing Date”).  Notwithstanding the foregoing, the parties need not attend the Closing in person and shall have the right to close the transaction contemplated by this Agreement pursuant to written closing escrow instructions, so long as such instructions are consistent with the terms hereof.

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(a)           Seller Closing Documents.  At the Closing, Seller shall execute and deliver to Purchaser (or, if indicated, to Escrow Agent) the following documents:

(i)            Deed in the form of Exhibit K (the “Deed”);

(ii)           Bill of sale in the form of Exhibit L (the “Bill of Sale”);

(iii)          Assignment and assumption agreement in the form of Exhibit M (the “Assignment and Assumption Agreement”);

(iv)          A Tenant Notice Letter (which may be duplicated by Purchaser for delivery to each tenant under its respective Lease) in the form of Exhibit N;

(v)           Certification in the form of Exhibit O;

(vi)          Affidavit of Title in the form of Exhibit P (to Escrow Agent); and

(vii)         Such other customary documents as Escrow Agent may reasonably require in order to consummate the transaction that is the subject of this Agreement.

(b)           Purchaser Closing Documents.  At the Closing, Purchaser shall execute and deliver to Seller the following documents:

(i)            Bill of Sale;

(ii)           Assignment and Assumption Agreement; and

(iii)          Such other customary documents as Escrow Agent may reasonably require in order to consummate the transaction that is the subject of this Agreement.

(c)           Purchase Price.

(i)            Earnest Money Deposit.  At the Closing, Seller and Purchaser shall direct Escrow Agent to disburse pursuant to the Earnest Money Escrow Agreement by federally insured wire transfer (i) to Seller the amount of the Earnest Money Deposit, and (ii) to Purchaser all interest earned on the Earnest Money Deposit.

(ii)           Balance.  At the Closing, Purchaser shall pay to Seller, by federally insured wire transfer, the total amount of the Purchase Price (A) less the amount of the Earnest Money Deposit, and (B) plus or minus (as the case may be) the net amount of payments required to be made by Seller and Purchaser at the Closing pursuant to Section 13 hereof.

(d)           Further Assurances.  Seller and Purchaser shall, at the Closing, and from time to time thereafter, upon request, execute such additional documents as are

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reasonably necessary in order to convey, assign and transfer the Property pursuant to this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s or Purchaser’s obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by this Agreement.

(e)           Post-Closing Documents.  On the Closing Date, Seller shall deliver possession of the Property to Purchaser and shall deliver to Purchaser (by leaving same at the Property) all original Leases, Commission Agreements and Service Contracts that are in the possession of Seller.

13.           Prorations and Adjustments.

(a)           Rents.

(i)            Closing.  Seller shall pay to Purchaser at the Closing the total amount of base or fixed rent, estimated payments of taxes and expenses and other amounts under the Leases (other than the GSA Lease) (collectively, “Non-GSA Rents”) paid by the tenants thereunder for the calendar month in which the Closing occurs (“Closing Month”), prorated for the number of days during such calendar month from, including and after the Closing Date.  Purchaser shall pay to Seller at the Closing the total amount of base or fixed rent, estimated payments of taxes and expenses and other amounts under the GSA Lease (collectively, “GSA Rents” and, together with the Non-GSA Rents, collectively, the “Rents”) to be paid by the GSA under the GSA Lease for the Closing Month, prorated for the number of days during such calendar month prior to the Closing Date, and the total amount of all GSA Rents which should have been paid on account of any months prior to the Closing Month but, as of the Closing Date, were unpaid.

(ii)           Post-Closing.  After the Closing, Purchaser shall make good faith efforts to collect all unpaid Rents for any period prior to the Closing Date, provided that Purchaser shall have no obligation to institute litigation or terminate any Leases (other than the GSA Lease) in connection with any such collections. Without limitation of the foregoing, Seller hereby reserves the right to collect Delinquent Rents (defined below) after the Closing, including the right to file an action for collection (provided that, in connection therewith, Seller shall not terminate any of the Leases or disturb the tenants’ possessory rights thereunder).  If with respect to a particular Lease (other than the GSA Lease) there are, as of the Closing, unpaid Rents for the Closing Month or any period prior to the Closing Month (collectively with respect to such Lease, “Delinquent Rents”), then until all of such Delinquent Rents are paid in full, each payment of Rents received by Seller or Purchaser with respect to such Lease shall be applied (A) first, to Delinquent Rents payable for the Closing Month, if any, (B) second, to Rents payable for any period after the Closing Month, and (C) third, the Delinquent Rents payable prior to the Closing Month.  With respect to each particular Lease (other than the GSA Lease), as long as there are Delinquent Rents with respect to such Lease, if Seller or Purchaser receives any payment of Rents with respect to such Lease after the Closing, then each shall retain or pay

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such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this subsection (ii), provided that any amounts applied under subsection (A) shall be prorated with respect to Purchaser for the number of days during the Closing Month from, including and after the Closing Date, and with respect to Seller for the number of days during the Closing Month before the Closing Date.

(b)           Real Estate Taxes.

(i)            Delinquent Taxes.  Seller shall pay to the applicable tax authorities at or prior to the Closing all real estate taxes with respect to the Real Property (“Taxes”) which are due and payable as of the Closing, (including, without limitation, such taxes for the 2006 calendar year).

(ii)           Prepaid Taxes.  If any portion of the Taxes paid by Seller with respect to the Real Property at or prior to the Closing is for a tax fiscal period (“Tax Period”) which includes the period from, including or after the Closing, Purchaser shall pay to Seller at the Closing the amount of the Taxes paid for such Tax Period prorated for the number of days, from, including and after the Closing through the end of such Tax Period.

(iii)          Accrued Taxes.  If any Taxes have not been paid with respect to the Real Property for a particular Tax Period which includes a period before the Closing, then Seller shall pay to Purchaser at the Closing an amount equal to the Taxes which would be payable for such Tax Period assuming the millage or tax rate used to determine the most recently paid Taxes and the value most recently assessed by applicable tax authorities for which all contests and appeals have expired (“Assumed Taxes”), prorated for the number of days before the Closing during such Tax Period for which such Taxes have not been paid.  After the Closing, (A) if the actual Taxes (determined after the expiration of all contests and appeals) are greater than the Assumed Taxes for such Tax Period, then Seller shall pay to Purchaser the amount of such difference, prorated for the number of days before the Closing during such Tax Period for which such Taxes have not been paid, and (B) if the actual Taxes (determined after the expiration of all contests and appeals) are less than the Assumed Taxes for such Tax Period, then Purchaser shall pay to Seller the amount of such difference, prorated for the number of days before the Closing during such Tax Period for which such Taxes have not been paid.

(iv)          Tax Refunds.  All refunds of Taxes received by Seller or Purchaser after the Closing with respect to the Real Property (“Tax Refunds”) shall be applied (A) first, to Seller or Purchaser, as the case may be, to the extent of third party expenses incurred by it in protesting and obtaining such Tax Refund, (B) second, to Purchaser to the extent that such Tax Refund is required to be paid (or credited against other amounts payable by) the tenants under the Leases, and (C) third, (x) to Seller if such Tax Refund is for any Tax Period which ends before the Closing, (y) to Purchaser if such Tax Refund is for any Tax Period

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which commences after the Closing, and (z) with respect to any Tax Refund for any Tax Period in which the Closing occurs, (1) to Seller in an amount prorated for the number of days from, including and after the commencement of such Tax Period until the day before the Closing, and (2) to Purchaser in the amount of such refund prorated for the number of days from, including and after the date of the Closing through the end of such Tax Period.  If Seller or Purchaser receives any Tax Refund, then each shall retain or pay such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this subsection (iv).

(v)           Installments.  To the extent that Taxes for a particular Tax Period include special assessments or installments of special assessments, for the purpose of this subsection (b), Taxes for such Tax Period shall be determined assuming payment over the longest period of time permitted by the applicable taxing authorities.

(c)           Utilities.  Prior to the Closing Date, Purchaser shall notify each of the utility companies which provide services to the Real Property of the scheduled transfer of the Real Property on the Closing Date, and make appropriate arrangements with the utility companies to bill Seller for services provided before the Closing Date, and to Purchaser for services provided on and after the Closing Date.  If such arrangements cannot, or are not, made as of the Closing, then Purchaser shall make the appropriate arrangements promptly after Closing, and promptly after such arrangements are made, Purchaser shall pay to Seller an amount equal to the cost of the services that were billed to Seller, for the period from and after Closing, and Seller shall pay the same to the appropriate utility company.  Seller will not assign, and will seek the return of, any deposits or other forms of security held by the utility companies in connection with such services.

(d)           Service Contracts.  With respect to each Service Contract, at the Closing (i) Seller shall pay to Purchaser the amount of accrued and unpaid charges for services rendered before the Closing prorated on a per diem basis, and (ii) Purchaser shall pay to Seller the amount of prepaid charges for services rendered on and after the Closing prorated on a per diem basis.

(e)           Tenant Security Deposits.  Purchaser shall receive a credit at Closing in an amount equal to the total amount of cash security deposits held by Seller pursuant to the Leases as set forth on Exhibit Q (or such lesser amounts set forth in tenant estoppel certificates executed and delivered by tenants to Seller), less portions thereof which were applied by Seller after the date of this Agreement and prior to the Termination Date pursuant to the terms of the Leases to cure defaults by tenants under the Leases (it being agreed that after the Termination Date, Seller shall not have the right to so apply security deposits without the prior written approval of Purchaser, which approval shall not be unreasonably withheld).  Seller will assign to Purchaser at the Closing all of its rights, title and interests in any letters of credit, guaranties or other similar forms of non-cash security deposits under the Leases.

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(f)            Tax/Expense Reconciliation.  Seller and Purchaser acknowledge that all or a portion of the Leases provide for a reconciliation after the end of calendar year 2006 between the final amounts of real estate tax or operating expenses payable and paid by the tenants on account of calendar year 2006.  If, as a result of any such reconciliations, the tenants owe money to the landlord, then Purchaser shall pay to Seller (promptly after receipt from the tenants), a pro rata share thereof determined on a per diem basis for the number of days during calendar year 2006 before the date of the Closing.  If, as a result of any such reconciliations, the landlord owes money to the tenants, then Seller shall pay to Purchaser (promptly after such amounts have been finally determined), a pro rata share thereof determined on a per diem basis for the number of days during calendar year 2006 before the date of the Closing.

(g)           New Lease Costs.  Purchaser hereby acknowledges and agrees that, upon the occurrence of Closing, it shall be solely responsible for payment of any and all tenant improvement allowances, free rent, leasing commissions, reasonable legal fees or other sums incurred by or on behalf of Seller on account of or in connection with any New Lease or New Commission Agreement (collectively, “New Lease Costs”), regardless of when said amounts are due and payable, provided that the applicable New Lease or New Commission Agreement is entered into by Seller in accordance with the provisions of this Agreement, provided further, however, that with respect to any such New Lease, Purchaser shall not be responsible for any free rent that accrues prior to the Closing Date.  Subject to the immediately preceding sentence, in the event that Seller incurs or pays any New Lease Costs on account of or in connection with any New Lease or New Commission Agreement entered into by Seller in accordance with the provisions of this Agreement, Purchaser shall pay to Seller at the Closing the total amount of such New Lease Costs.

(h)           FGIS Group, Inc. Lease Costs.  Without limitation of subsection (g) above, Purchaser hereby acknowledges and agrees that it shall be solely responsible for payment of the leasing commissions and legal fees relating to the lease extension with FGIS Group, Inc. (the “FGIS Lease”) as set forth on Exhibit R attached hereto (collectively, “FGIS Lease Costs”), regardless of when said amounts are due and payable.  In the event that Seller incurs or pays (or has paid) any of the FGIS Lease Costs set forth on Exhibit R, Purchaser shall pay to Seller at Closing the total amount of such FGIS Lease Costs paid by Seller.  Seller shall bear any costs relating to the extension of the FGIS Lease not listed on Exhibit R.

(i)            Owners Association Assessments.  If the Real Property is located in a business park which is governed by an owners association, and the association charges assessments with respect to the Real Property, then at the Closing (a) if such charges are payable after the Closing for a period before the Closing, Seller shall pay to Purchaser an amount equal to the amount of such charges allocated to the period before the Closing prorated on a per diem basis, and (b) if such charges were paid before the Closing for a period on and after the Closing, Purchaser shall pay to Seller an amount equal to the amount of such charges reasonably allocated to the period from, including and after the Closing prorated on a per diem basis.

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(j)            Estimates.  The amount of payments by Seller or Purchaser under this Section 13 may have been based on estimates of applicable amounts.  If any payments by Seller or Purchaser at the Closing under this Section 13 are based on estimates, then, when the actual amounts are finally determined, Seller and Purchaser shall recalculate the amounts that would have been paid at the Closing based on such actual amounts, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based on such recalculation.  Notwithstanding the preceding sentence, however, in no event shall any such recalculation under this Agreement occur more than 365 days after the Closing.

(k)           Prorations.  All prorations under this Section 13 for a particular period shall be on a per diem basis assuming an equal amount is payable on each day during such period.

(l)            Closing Date.  If the Earnest Money Deposit and balance of the Purchase Price is not delivered to Seller before 1:00 p.m. on the Closing Date, then the payments required to be made by Seller or Purchaser under this Section 13 shall be determined assuming that the Closing Date occurred on the day after the actual Closing Date.

14.           Closing Costs.

(a)           Seller.  Seller shall be responsible for the payment of (i) one-half of the closing fees charged by the Escrow Agent, (ii) the premium for the Title Policy (excluding the cost of the survey exception deletion and any other modifications to the standard Texas title exceptions requested by Purchaser), (iii) the fees and costs of Seller’s counsel representing it in connection with this transaction, and (iv) all other costs customarily incurred by sellers in the jurisdiction where the Real Property is located.

(b)           Purchaser.  Purchaser shall be responsible for the payment of  (i) one-half of the closing fees charged by the Escrow Agent, (ii) the cost of any update to the Survey, (iii) if requested by Purchaser, the cost of the survey exception deletion and any other modifications to the standard Texas title exceptions for the Title Policy, (iv) the fees and costs of Purchaser’s counsel representing it in connection with this transaction, and (v) all other costs customarily incurred by purchasers in the jurisdiction where the Real Property is located.

15.           Remedies.

(a)           Purchaser Default.

(i)            Closing.  If Purchaser fails to perform any of its obligations under this Agreement which are required to be performed at the Closing (including the direction to disburse the Earnest Money Deposit, the payment of the balance of the Purchase Price and the payment of any amounts under Section 13) (“Purchaser Closing Default”), then Seller shall have the right, as its sole and exclusive remedy for such failure, to terminate this Agreement by delivering written notice thereof to Purchaser, in which event the Earnest Money Deposit (together with all interest thereon) shall be paid to Seller as liquidated damages.

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SELLER AND PURCHASER AGREE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A PURCHASER CLOSING DEFAULT ARE UNCERTAIN AND DIFFICULT TO ASCERTAIN, AND THAT THE EARNEST MONEY DEPOSIT (TOGETHER WITH ALL INTEREST THEREON) IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES.

SELLER’S INITIALS:	PURCHASER’S INITIALS:

(ii)           Other.  If Purchaser fails to perform any of its obligations under, or otherwise breaches the terms of, this Agreement (other than a Purchaser Closing Default), then Seller may, as its remedies therefor, (A) terminate this Agreement by delivering written notice thereof to Purchaser on or before the Closing Date, (B) sue for damages, and/or (C) enforce any other rights or remedies available at law or in equity; it being understood that, in the event the Closing hereunder occurs and Purchaser fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Seller shall have all rights and remedies at law or in equity, including, without limitation, the right to sue for damages.

(b)           Seller Default.  If Seller fails to perform any of its obligations under this Agreement which are required to be performed at or prior to the Closing (including the delivery of the Deed and the payment of any amounts under Section 13), then Purchaser shall have the right, as its sole and exclusive remedies for such failure, to either (A) terminate this Agreement by delivering written notice thereof to Seller, in which event the Earnest Money Deposit (together with all interest thereon) shall be paid to Purchaser, or (B) specifically enforce the terms of this Agreement; provided that, in the event the Closing hereunder occurs and Seller fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Purchaser shall have all rights and remedies available at law or in equity, including, without limitation, the right to sue for damages.

(c)           Collection Costs.  If any legal action, arbitration or other similar proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and expenses.  The phrase “prevailing party” shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise.

(d)           Survival.

(i)            Closing.  None of the terms and conditions of this Agreement shall survive the Closing, except that Sections 5, 6, 10, 12(d), 12(e), 13, 14, 15, 16, 19, 20, 21 and 22 shall survive the Closing for a period of one (1) year (it being understood that in the event of an alleged failure to perform a covenant or obligation or an alleged breach of a representation or warranty under any of said Sections, so long as Purchaser or Seller, as the case may be, has filed a lawsuit

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relating to such breach of any such representation or warranty within said one (1) year period, such claim shall survive said one (1) year period until such lawsuit is resolved).

(ii)           Termination.  None of the terms and conditions of this Agreement shall survive the termination of this Agreement, except that the provisions of Sections 5, 6, 15, 16, 18, 19, 20(a), 20(i), 21 and 22 shall survive termination of this Agreement for a period of one (1) year (it being understood that in the event of an alleged failure to perform a covenant or obligation or an alleged breach of a representation or warranty under any of said Sections, so long as Purchaser or Seller, as the case may be, has filed a lawsuit relating to such breach of any such representation or warranty within said one (1) year period, such claim shall survive said one (1) year period until such lawsuit is resolved).

(e)           Limitation of Liability.  Notwithstanding anything to the contrary set forth herein, in no event shall Seller’s liability with respect to a failure to perform any of Seller’s covenants or obligations hereunder or in any documents executed and delivered by Seller at the Closing or a breach of any of Seller’s representations and warranties set forth in this Agreement or in any documents executed and delivered by Seller at the Closing exceed, in the aggregate, the amount of Two Hundred Fifty Thousand and No/100ths Dollars ($250,000.00).

16.           Brokers.  Seller shall pay all brokerage commissions and expenses owed to Cushman & Wakefield of Texas, Inc. (“Seller’s Broker”), in connection with the sale of the Property.  Seller and Purchaser each represent to the other that it has not engaged or dealt with any broker or finder (other than Seller’s Broker) in connection with the sale of the Property. Seller and Purchaser shall indemnify, hold harmless and defend the other, its affiliates, and its and their officers, directors, affiliates, agents and employees, against and from all claims, demands, causes of action, judgments, and liabilities (including, without limitation, reasonable attorneys’ fees and costs) which arise from a breach of such parties’ respective representations set forth in this Section 16.

17.           Casualty and Condemnation.

(a)           Material.  If, prior to Closing, (i) any of the Improvements are damaged or destroyed, (a “Casualty”), and the cost of repair or replacement of the Improvements is reasonably likely to equal or exceed $500,000.00 in the aggregate (a “Material Casualty”), or (ii) a condemnation proceeding is commenced or threatened in writing against the Real Property (a “Condemnation”), then Purchaser shall have the right to terminate this Agreement by delivering written notice thereof on or before the Closing Date, in which even the Earnest Money Deposit (together with interest thereon) shall be paid to Purchaser.  If Purchaser fails to terminate this Agreement pursuant to this subsection (a), then at the Closing, Seller shall pay to Purchaser all insurance proceeds and condemnation awards paid to Seller in connection with such Material Casualty or Condemnation which have not been used to restore the Real Property, and Seller shall assign to Purchaser all of Seller’s right, title and interest in any insurance proceeds or condemnation awards to be paid to Seller in connection with the Material Casualty or

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Condemnation.  If Seller assigns a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy.

(b)           Non-Material.  If a Casualty occurs prior to Closing, and the cost of repair or replacement of the Improvements is reasonably likely to be less than $500,000.00 in the aggregate (a “Non-Material Casualty”), then Seller shall pay to Purchaser all insurance proceeds paid to Seller in connection with such Non-Material Casualty which have not been used to restore the Real Property, and Seller shall assign to Purchaser all of Seller’s right, title and interest in any insurance proceeds to be paid to Seller in connection with the Non-Material Casualty.  In such event, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy.

18.           Confidentiality.  Except as otherwise required by law, prior to the Closing, Purchaser agrees to keep confidential and not to disclose (either orally or in writing) the sale and purchase contemplated by this Agreement, the Evaluation Materials (or the contents thereof) and any information and documents regarding the Property obtained by Purchaser, whether independently or from Seller, its agents, contractors or other third party (collectively, with the Evaluation Materials, “Confidential Information”) to any person or entity other than Purchaser’s consultants, professionals, lenders, accountants, attorneys, partners, officers and employees involved in evaluating, reviewing, negotiating and closing the sale and purchase of the Property contemplated by this Agreement (collectively, the “Involved Parties”).  Purchaser agrees to cause all Involved Parties to keep confidential and not to disclose the Confidential Information.  Any of the Confidential Information provided to Purchaser or any of the Involved Parties, or obtained by Purchaser or any Involved Parties, whether independently or from Seller, shall be for their internal use only and shall not be published, quoted, copied, distributed, divulged, disseminated or discussed, without the express prior written consent of Seller.  Purchaser further agrees that the Confidential Information will be used solely for the purpose of evaluating a purchase of the Property by Purchaser.  Notwithstanding anything to the contrary contained in this Section 18, each of Seller and Purchaser and their respective employees, representatives and agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including tax opinions or other tax analyses) that are provided to such parties relating to such tax treatment and tax structure.  However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions of this Section 18 (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with applicable securities laws.  For purposes of this Section 18, “tax treatment” means U.S. federal income tax treatment, and “tax structure” is limited to any facts relevant to the U.S. federal income tax treatment of the proposed transaction contemplated by this Agreement.  Furthermore, notwithstanding the foregoing provisions or anything else to the contrary contained in this Agreement (a) Buyer may disclose Confidential Information to its consultants, attorneys, accountants, prospective investors and lenders, and others who need to know the information for the purpose of assisting Buyer in connection with the transaction that is the subject of this Agreement; (b) the foregoing covenants of confidentiality shall not be applicable to any information published by Seller as public knowledge or otherwise available in the public domain; (c) Buyer shall be permitted to disclose such information as may be recommended by Buyer’s legal counsel in order to comply with all financial reporting, securities

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laws and other legal requirements applicable to Buyer, including any required disclosures to the Securities and Exchange Commission; and (d) any duty of confidentiality set forth in this Agreement shall terminate upon Closing.

19.           Disclaimer and Release.

(a)           Disclaimer.  Purchaser agrees that Purchaser is purchasing the Property in “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller, except as otherwise expressly set forth in this Agreement or in the Deed.  Without in any way limiting the generality of the immediately preceding sentence, Purchaser and Seller further acknowledge and agree that in entering into this Agreement and closing the transactions hereunder, except as otherwise expressly set forth in this Agreement or in the Deed:

(i)            Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties or representations, express or implied, with respect to the Property or any portion thereof, the physical condition or repair or disrepair thereof, the value, profitability or marketability thereof, or of any of the appurtenances, facilities or equipment thereon;

(ii)           Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties, express or implied, of merchantability, habitability or fitness for a particular use; and

(iii)          The rights granted to Purchaser under this Agreement will permit Purchaser a full investigation of the Property, and the parties hereto are fully satisfied with the opportunity afforded for investigation.  Neither party is relying upon any statement or representation by the other unless such statement or representation is specifically set forth in this Agreement.  Upon the Closing, Purchaser shall be deemed to have made such legal, factual and other inquiries and investigations as Purchaser deems necessary, desirable or appropriate with respect to the Property, the value and marketability thereof, and of the appurtenances, facilities and equipment thereof.  Such inquiries and investigations of Purchaser shall be deemed to include, but shall not be limited to, the physical components of all portions of the Improvements, the condition of repair of the Property or any portion thereof, such state of facts as an accurate survey would show, and the present and future zoning, ordinances, resolutions and regulations of the city, county and state where the Improvements are located.

(b)           Release.  Without in any way limiting the generality of the preceding subsection (a), except as otherwise expressly set forth in this Agreement or in the Deed, Purchaser specifically acknowledges and agrees that it hereby waives, releases and discharges any claim it has, might have had, or may have, against each of Seller and its affiliates, and its and their officers, directors, employees and agents, relating to, arising

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out of or with respect to (i) the condition of the Property, either patent or latent, (ii) Purchaser’s ability, or inability, to obtain or maintain temporary or final certificates of occupancy or other licenses for the use or operation of the Improvements, and/or certificates of compliance for the Improvements, (iii) the actual or potential income, or profits, to be derived from the Real Property, (iv) the real estate, or other, taxes or special assessments, now or hereafter payable on account of, or with respect to, the Real Property, (v) Purchaser’s ability or inability to demolish the Improvements or otherwise develop the Real Property, (vi) the environmental condition of the Real Property, or (vii) any other matter relating to the Property.

20.           General Provisions.

(a)           Termination.  Upon the termination of this Agreement pursuant to Sections 8(c), 9, 10(c), 15(a)(ii), 15(b) and 17(a), (i) the Earnest Money Deposit and all interest thereon shall be returned to Purchaser, and thereafter neither party shall have any further liability or obligation to the other except for those that are provided in this Agreement to survive termination hereof, and (ii) Purchaser shall promptly return to Seller any documents (originals and copies) received from Seller.

(b)           Entire Agreement.  This Agreement and exhibits hereto constitute the entire agreement of Seller and Purchaser with respect to sale of the Property and supersede all prior or contemporaneous written or oral agreements, whether express or implied.

(c)           Amendments.  This Agreement may be amended only by a written agreement executed and delivered by Seller and Purchaser.

(d)           Waivers.  No waiver of any provision or condition of, or default under, this Agreement by any party shall be valid unless in writing signed by such party.  No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(e)           Time.  Time is of the essence of this Agreement.  In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a Business Day, in which case it shall run to the next day which is Business Day.  For the purpose of this Agreement, the term “Business Day” means any day other than (A) Saturday, (B) Sunday, or (C) any other day when federally insured banks in Chicago, Illinois are required or authorized to be closed.  All times of the day set forth herein shall be Central Standard Time.

(f)            Unenforceability.  In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

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(g)           Assignment.  This Agreement may not be assigned by Purchaser to any party that is not an Affiliate (as hereinafter defined) without the prior express written consent of Seller.  Purchaser may assign its rights under this Agreement to an Affiliate without the prior written consent of Seller provided that (i) the assignee assumes all liabilities of Purchaser which arise under this Agreement both before and after the date of the assignment and (ii) on or before five (5) Business Days prior to Closing Purchaser delivers to Seller written notice of such assignment together with a copy of any such proposed assignment and assumption instrument.  For purposes hereof, the term “Affiliate” shall mean (i) an entity that controls, is controlled by, or is under common control with Purchaser; (ii) any partnership in which Purchaser or Purchaser’s controlling member is the general partner; (iii) any fund or entity sponsored by Purchaser; or (iv) any entity that retains Purchaser or a company affiliated with Purchaser to manage the Property.

(h)           Notices.  Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered personally, by reputable overnight delivery service, or by fax (provided a hard copy is delivered on the next Business Day by personal delivery or reputable overnight delivery service), and shall be addressed to the respective party as set forth in this subsection (h).  All notices and communications shall be deemed given and effective upon receipt thereof.

To Seller:	CMD Realty Investment Fund II, L.P. c/o CMD Realty Investors 227 West Monroe St., Suite 3900 Chicago, Illinois 60606
	Attn:	Mr. Joseph Bowar
	Phone:	(312) 726-3121
	Fax:	(312) 726-9473

with a copy to:	DLA Piper US LLP 203 North LaSalle Street Suite 1900 Chicago, Illinois 60601
	Attn:	Janet A. Lindeman, Esq.
	Phone:	(312) 368-3426
	Fax:	(312) 251-5742

To Purchaser:	Behringer Harvard 15601 Dallas Parkway Suite 600 Addison, Texas
	Attn:	Joe Jernigan
	Phone:	(866) 655-3600
	Fax:	(866) 655-3610

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with a copy to:	Powell & Coleman 8080 North Central Expressway Suite 1380 Dallas, TX 75231
	Attn:	Pat Arnold, Esq.
	Phone:	(214) 890-7108
	Fax:	(214) 373-8768

(i)            Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Texas without regard to the laws regarding conflicts of laws.

(j)            Counterparts.  This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

(k)           Construction.  Seller and Purchaser agree that each and its counsel have reviewed and approved this Agreement, and that any rules of construction which provide that ambiguities be resolved against the drafting party shall not be used in the interpretation of this Agreement or any amendments or exhibits hereto.  The words “include”, “including”, “includes and any other derivation of “include” means “including, but not limited to” unless specifically set forth to the contrary. Headings of sections herein are for convenience of reference only, and shall not be construed as a part of this Agreement. Except to the extent expressly provided otherwise in this Agreement, references to “sections” or “subsections” in this Agreement shall refer to sections and subsections of this Agreement, and references to “exhibits” in this Agreement shall mean exhibits attached to this Agreement.

(l)            No Recording.  Purchaser shall not record this Agreement or any memorandum or other evidence thereof in any public records.

21.           DTPA WAIVER.  TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY WAIVES ANY CLAIMS AND CAUSES OF ACTION ARISING PURSUANT TO THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES AND CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE, TEXAS BUSINESS AND COMMERCE CODE.  PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (I) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION IN RELATION TO SELLER, (II) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND (III) PURCHASER IS PURCHASING THE PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSES AND NOT FOR USE AS PURCHASER’S RESIDENCE.

22.           RELA ADMONITION.  PURCHASER ACKNOWLEDGES THAT AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, SELLER ADVISES PURCHASER BY THIS WRITING THAT PURCHASER SHOULD HAVE AN

22

ABSTRACT COVERING THE PROPERTY THAT IS THE SUBJECT OF THIS AGREEMENT EXAMINED BY AN ATTORNEY OF PURCHASER’S OWN SELECTION, OR THAT PURCHASER SHOULD BE FURNISHED WITH OR OBTAIN AN OWNER’S POLICY OF TITLE INSURANCE.

23.           AGENCY.  CMD Realty Investors, an Illinois general partnership (“Agent”), has signed this Agreement solely in its capacity as agent of Seller.  In no event shall Agent have any liabilities or obligations under this Agreement, all of which liabilities and obligations shall be borne solely by Seller subject to the terms and conditions of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

23

IN WITNESS WHEREOF, the parties have executed this Real Estate Sale Agreement as of the date set forth above.

PURCHASER:

HARVARD PROPERTY TRUST, LLC, a
Delaware limited liability company, d/b/a
Behringer Harvard Funds

By:
Printed Name:
Its:

SELLER:

CMD REALTY INVESTMENT FUND II,
L.P., an Illinois limited partnership

By:	CMD/FUND II GP INVESTMENTS,
L.P., an Illinois limited partnership, its
general partner

	By:	CMD REIM II, INC., an Illinois corporation, its general partner

		By:	CMD REALTY INVESTORS,
an Illinois general partnership, its agent

By:
Printed Name:
Its:

24

EXHIBIT A

LAND

BEING A TRACT OF LAND SITUATED IN THE CITY OF DALLAS, DALLAS COUNTY, TEXAS, PART OF THE ELI SHEPHERD SURVEY, ABSTRACT NO. 1361, AND BEING LOT 1A, BLOCK B/B8228, BENT TREE OFFICE ADDITION NO. 1, RECORDED IN VOLUME 83192, PAGE 2852, DEED RECORDS OF DALLAS COUNTY, TEXAS, AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT A 5/8-INCH IRON ROD FOUND FOR THE NORTHERLY NORTHEAST CUTBACK CORNER OF THE INTERSECTION OF DALLAS PARKWAY (200 FEET WIDE) AND KNOLL TRAIL DRIVE (60 FEET WIDE), SAME BEING THE WESTERLY SOUTHWEST CORNER OF SAID BENT TREE OFFICE ADDITION NO. 1;

THENCE NORTH 01 DEGREE 58 MINUTES 00 SECONDS EAST, ALONG THE EASTERLY LINE OF DALLAS PARKWAY 425.22 FEET TO A SET 5/8-INCH IRON ROD;

THENCE EAST, 259.87 FEET TO A 5/8-INCH IRON ROD SET FOR CORNER;

THENCE SOUTH 45 DEGREES 29 MINUTES 51 SECONDS EAST, 90.08 FEET TO A POINT FOR CORNER, FROM WHICH A FOUND IRON ROD BEARS NORTH 73 DEGREES 10 MINUTES EAST 0.72 FEET;

THENCE SOUTH 26 DEGREES 15 MINUTES 20 SECONDS WEST, 50.86 FEET TO A POINT FOR CORNER, FROM WHICH A FOUND IRON ROD BEARS SOUTH 60 DEGREES 40 MINUTES EAST 0.77 FEET;

THENCE SOUTH 04 DEGREES 37 MINUTES 10 SECONDS EAST, 110.90 FEET TO A POINT FOR CORNER, FROM WHICH A FOUND IRON ROD BEARS SOUTH 52 DEGREES 12 MINUTES EAST 0.63 FEET;

THENCE SOUTH 18 DEGREES 34 MINUTES 10 SECONDS EAST, 97.51 FEET TO A POINT FOR CORNER, FROM WHICH A FOUND IRON ROD BEARS SOUTH 45 DEGREES 18 MINUTES EAST 0.61 FEET;

THENCE SOUTH 01 DEGREE 13 MINUTES 00 SECONDS EAST, 32.71 FEET TO A FOUND IRON ROD;

THENCE SOUTH 01 DEGREE 27 MINUTES 09 SECONDS WEST, 163.16 FEET TO A POINT FOR CORNER, FROM WHICH A FOUND IRON ROD BEARS SOUTH 15 DEGREES 00 MINUTES EAST 0.36 FEET, SAID POINT BEING THE NORTHERLY RIGHT-OF-WAY OF THE  AFORESAID KNOLL TRAIL DRIVE;

THENCE WESTERLY ALONG SAID RIGHT-OF-WAY THE FOLLOWING THREE (3) COURSES:

A-1

ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A DELTA ANGLE OF 42 DEGREES 28 MINUTES 48 SECONDS, RADIAL BEARING OF SOUTH 44 DEGREES 27 MINUTES 48 SECONDS WEST, A RADIUS OF 230.00 FEET AND AN ARC LENGTH OF 170.89 FEET TO A SET “X” IN CONCRETE;

NORTH 88 DEGREES 02 MINUTES 00 SECONDS WEST, 190.00 FEET TO A 5/8 INCH IRON ROD FOUND FOR CORNER;

NORTH 43 DEGREES 02 MINUTES 00 SECONDS WEST, 14.14 FEET TO THE POINT OF BEGINNING AND CONTAINING 3.376 ACRES OF LAND, MORE OR LESS.

A-2

EXHIBIT B

EXCLUDED TANGIBLE PERSONAL PROPERTY

None

B-1

EXHIBIT C

LEASES

BOYD & BOYD, LLP

1. Lease Agreement - 6/23/2003
Office Lease dated June 23, 2003 by and between CMD Realty Investment Fund II, L.P. and Boyd & Boyd, L.L.P.

2. Lease Term Confirmation Letter - 8/4/2003
Lease Term Confirmation letter dated August 4, 2003

BRAD BURNS DBA BURNS ENERGY

1. Lease Agreement - 9/4/1991
Lease Agreement dated September 4, 1991 by and between 17300 Parkway Venture L.P. and Brad Burns d/b/a Burns Energy

2. Tenant Estoppel Certificate - 12/11/1995
Tenant Estoppel Certificate December 11, 1995

3. First Amendment - 11/21/1996
First Amendment dated November 21, 1996 by and between CMD Realty Investment Fund II, L.P. and Brad Burns d/b/a Burns Energy

4. Second Amendment - 10/29/1999
Amendment Two dated October 29, 1999 by and between CMD Realty Investment Fund II, L.P. and Brad Burns d/b/a Burns Energy

5. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

6. Third Amendment - 7/29/2002
Lease Amendment Three dated July 29, 2002 by and between CMD Realty Investment Fund II, L.P. and Brad Burns d/b/a Burns Energy

7. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

8. Fourth Amendment - 6/17/2005
Lease Amendment Four dated 6/17/05 by and between CMD Realty Investment Fund II, L.P. and Brad Burns

CMC COMMERCIAL REALTY GROUP, I

1. Lease Agreement - 12/13/1999
Lease Agreement dated December 13, 1999 by and between CMD Realty Investment Fund II, L.P. and CMC Commercial Realty Group, Inc.

2. Lease Term Confirmation Letter - 3/21/2000
Lease Term Confirmation letter dated March 21, 2000

3. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

4. Other Legal Document - 7/30/2002
Subordination, Non-Disturbance and Attornment Agreement, dated July 30, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

5. First Amendment - 3/11/2004
Lease Amendment One dated March 11, 2004, between CMD Realty Investment Fund II, L.P. and CMC Commercial Realty Group, Inc.

6. Other Legal Document - 4/26/2004
Rent Reduction Date Confirmation letter dated April 26, 2004

7. Second Amendment - 2/11/2005
Lease Amendment Two dated 2/11/2005, between CMD Realty Investment Fund II, L.P. and CMC Commercial Realty Group, Inc.

8. Lease Term Confirmation Letter - 4/5/2005
Lease Term Confirmation Letter dated 4/5/05

9. Lease Term Confirmation Letter - 4/5/2005
Lease Term Confirmation Letter dated April 5, 2005.

COLONIAL PROPERTIES TRUST

1. Lease Agreement - 7/25/2005
Office Lease dated 7/25/05 by and between CMD Realty Investment Fund, II, L.P. and Colonial Realty Limited Partnership

2. Lease Term Confirmation Letter - 10/28/2005
Lease Term Confirmation letter dated 10/28/05

COMPTROLLER OF THE CURRENCY

1. Lease Agreement - 3/12/2002
U.S. Government Lease for Real Property (Short Form) with CMD Realty Investment Fund II, L.P., dated March 12, 2002

2. Other Legal Document - 9/5/2002
Letter dated September 5, 2002, from Landlord to Tenant, re TI, commencement date, etc.

DISCOUNT TIRE COMPANY OF TEXAS

1. Lease Agreement - 7/10/1991
Lease Agreement dated July 10, 1991 by and between 17300 Parkway Venture L.P. and Discount Tire Company of Texas, Inc.

2. Tenant Estoppel Certificate - 12/11/1995
Tenant Estoppel Certificate dated December 11, 1995

3. First Amendment - 5/1/1997
First Amendment dated May 1, 1997 by and between CMD Realty Investment Fund II, L.P. and Discount Tire Company of Texas, Inc.

4. Other Legal Document - 12/3/1997
Tenant Acceptance Letter dated December 3, 1997

5. Second Amendment - 5/1/2002
Lease Amendment Two dated May 1, 2002 by and between CMD Realty Investment Fund II, L.P. and Discount Tire Company of Texas, Inc.

6. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

7. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

ECHELON RESOURCE PARTNERS, INC

1. Lease Agreement - 7/5/2004
Office Lease dated July 5, 2004, by and between CMD Realty Investment Fund II, L.P. and Echelon Resource Partners, Incorporated

2. Lease Term Confirmation Letter - 8/9/2004
Lease Term Confirmation letter dated August 9, 2004

FGIS GROUP, INC.

1. Lease Agreement - 1/8/1997
Lease Agreement dated January 8, 1997 by and between CMD Realty Investment Fund II, L.P. and FGIS Group, Inc. d/b/a First Guaranty Insurance Services

2. Other Legal Document - 1/30/1997
Guaranty of Lease dated January 30, 1997 (by C. Michael Beeson)

3. Other Legal Document - 1/30/1997
Guaranty of Lease dated January 30, 1997 (by Greg Cooney)

4. Other Legal Document - 9/2/1997
Tenant Acceptance Letter dated September 2, 1997

5. First Amendment - 2/13/1998
First Amendment dated February 13, 1998 by and between CMD Realty Investment Fund II, L.P. and FGIS Group, Inc.

6. Right of Offer Notice Letter - 6/9/1998
Right of First Offer letter dated June 9, 1998

7. Second Amendment - 3/2/2000
Amendment Two dated March 2, 2000 by and between CMD Realty Investment Fund II, L.P. and FGIS Group, Inc.

8. Other Legal Document - 3/27/2000
Release of Guarantor dated March 27, 2000 between CMD Realty Investment Fund II, L.P. and Gregory Cooney

9. Consent to Sublease Agreement - 10/12/2000
Consent to Sublease dated October 12, 2000 by and between FGIS Group, Inc., Uniview Technologies Corporation, and CMD Realty Investment Fund II, L.P. w/attached Sublease dated October 30, 2000

10. Other Legal Document - 3/22/2001
Landlord’s Consent with Lender The American National Bank of Texas dated March 22, 2001

11. Third Amendment - 11/6/2001
Amendment Three November 6, 2001 by and between CMD Realty Investment Fund II, L.P. and FGIS Group, Inc.

FINANCIAL INNOVATIONS AGENCY

1. Lease Agreement - 4/7/2003
Office Lease dated April 7, 2003 by and between CMD Realty Investment Fund II, L.P. and Financial Innovations Agency, Inc.

2. Lease Term Confirmation Letter - 5/13/2003
Lease Term Confirmation letter dated May 13, 2003

INTELLECARE, INC.

1. Lease Agreement - 10/25/2005
Lease Agreement dated 10/25/05 by and between CMD Realty Investment Fund II, L.P. and Intellecare, Inc.

KIEWIT DEVELOPMENT COMPANY

1. Guaranty - 7/25/2006
Guaranty between CMD and Kiewitt

2. Lease Agreement - 7/25/2006
Lease Agreement dated July 25, 2006, by and between CMD Relaty Investment Fund II, L.P. and Kiewit Construction Company

3. Lease Term Confirmation Letter - 8/16/2006
Lease Term Confirmation letter dated August 16, 2006, by and between CMD Realty Investment Fund II, L.P. and Kiewit Development Company

4. Revised Lease Term Confirmation Letter - 8/29/2006
Revised Lease Term Confirmation letter dated August 29, 2006, by and between CMD Realty Investment Fund II, L.P. and Kiewit Development Company

L. B. FISHER & COMPANY

1. Lease Agreement - 11/9/1995
Lease Agreement dated November 9, 1995 by and between 17300 Parkway Venture L.P. and L.B. Fisher & Company

2. Tenant Estoppel Certificate - 12/21/1995
Tenant Estoppel Certificate dated December 21, 1995

3. Other Legal Document - 2/1/1996
Promissory Note effective February 1, 1996

4. First Amendment - 1/5/2001
Amendment One dated January 5, 2001 by and between CMD Realty Investment Fund II, L.P. and L. B. Fisher & Company w/attached Promissory Note marked “Cancelled”

5. Other Legal Document - 2/7/2001
Letter dated February 7, 2001 from CMD to L. B. Fisher re: signature of amendment

6. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

7. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

8. Second Amendment - 5/11/2005
Lease Amendment Two dated 5/11/2005 by and between CMD Realty Investment Fund II, L.P. and L.B. Fisher & Company

NEWPORT HOMEBUILDERS, LTD.

1. Lease Agreement - 1/27/2004
Office Lease dated January 27, 2004, by and between CMD Realty Investment Fund II, L.P. and Newport Homebuilders, Ltd.

2. Lease Term Confirmation Letter - 4/1/2004
Lease Term Confirmation letter dated April 1, 2004

RECKITT BENCKISER INC.

1. Lease Agreement - 3/11/1999
Lease Agreement dated March 11, 1999, by and between CMD Realty Investment Fund II, L.P. and Reckitt & Colman, Inc.

2. Lease Term Confirmation Letter - 5/17/1999
Lease Term Confirmation letter dated May 17, 1999

3. First Amendment - 6/27/2002
Lease Amendment One dated June 27, 2002, by and between CMD Realty Investment Fund II, L.P. and Reckitt Benckiser f/k/a Reckitt & Colman, Inc.

4. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

5. Lease Term Confirmation Letter - 10/28/2002
Lease Term Confirmation letter dated October 28, 2002

6. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

7. Consent to Sublease Agreement - 5/17/2005
Consent to Sublease dated 5/17/2005 by and between Reckitt Benckiser, Inc. (tenant),Reunion Mortgage, Inc. (subtenant) and CMD Realty Investment Fund II, L.P.

ROBERT BOYD ARCHITECTS, INC.

1. Lease Agreement - 8/6/2004
Office Lease dated August 6, 2004, by and between CMD Realty Investment Fund II, L.P. and Robert Boyd Architects, Inc.

2. Lease Term Confirmation Letter - 9/23/2004
Lease Term Confirmation letter dated September 23, 2004

ROOFTOP AGREEMENTS

1. License Agreement -
License Agreement by and between CMD Realty Investment Fund II, L.P. and airBand Communications, Inc.

SOVA DIGITAL INC

1. Lease Agreement - 9/16/2003
Office Lease dated September 16, 2003, by and between CMD Realty Investment Fund II, L.P. and Sova Digital, Inc.

2. Letter of Credit - 10/8/2003
Clean Irrevocable Standby Letter of Credit No. 00344063, by Bank One, dated October 8,

2003, by order of Sova Digital, Inc. in the favor of CMD Realty Investment Fund II, L.P., in the aggregate amount of $47,380.00 with transfer form attached

3. First Amendment - 10/20/2003
Amendment, dated October 20, 2003, to Clean Irrevocable Letter of Credit No.
00344063, by Bank One, by order of Sova Digital, Inc. in the favor of CMD Realty Investment Fund II, L.P., in the aggregate amount of $47.380.00 to include the effective date of October 8, 2003

4. Lease Term Confirmation Letter - 11/4/2003
Lease Term Confirmation letter dated November 4, 2003

5. Other Legal Document - 2/18/2005
Storage License dated February 18, 2005, between CMD Realty Investment fund II, L.P. and Sova Digital, Inc.

TERIS, LLC

1. Lease Agreement - 6/20/2005
Office Lease Agreement dated 6/20/2005 by and between CMD Realty Investment Fund II, L.P. and Teris L.L.C.

TURNER, COLLIE, & BRADEN, INC

1. Lease Agreement - 10/7/1999
Lease Agreement dated October 7, 1999 by and between CMD Realty Investment Fund II, L.P. and Turner Collie & Braden Inc.

2. Lease Term Confirmation Letter - 2/21/2000
Lease Term Adjustment Confirmation letter dated February 21, 2000

3. Lease Term Confirmation Letter - 3/21/2001
Lease Term Adjustment Confirmation letter dated March 21, 2001

4. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

5. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

6. Right of Offer Notice Letter - 6/3/2005
Right of Offer Letter dated 6/3/2005

7. Right of Offer Notice Letter - 9/26/2005
ROO letter dated 6/26/05 regarding Suite 1075

8. First Amendment - 8/22/2006
Lease Amendment One dated August 22, 2006, by and between CMD Realty Investment Fund II, L.P. and TCB, Inc. (f/k/a Turner Collie Braden, Inc.)

WINTERSTONE FINANCIAL SERVICES

1. Lease Agreement - 12/23/2002
Office Lease dated December 23, 2002 by and between CMD Realty Investment Fund II, L.P. and Winterstone Financial Services Corp.

2. First Amendment - 1/6/2005
Lease Amendment One dated January 6, 2005, between CMD Realty Investment Fund II, L.P. and Winterstone Financial Services Corp.

ZEPHYR SYSTEMS, INC.

1. Lease Agreement - 9/23/1998
Office Lease dated September 23, 1998, by and between CMD Realty Investment Fund II, L.P. and Zephyr Systems, Inc.

2. Lease Term Confirmation Letter - 11/2/1998
Lease Term Confirmation Letter dated November 2, 1998

3. First Amendment - 5/15/2000
Lease Amendment One dated May 15, 2000, by and between CMD Realty Investment Fund II, L.P. and Zephyr Systems, Inc.

4. Tenant Estoppel Certificate - 7/29/2002
Tenant Estoppel Certificate dated July 29, 2002

5. Second Amendment - 8/22/2002
Lease Amendment Two dated August 22, 2002, by and between CMD Realty Investment Fund II, L.P. and Zephyr Systems, Inc.

6. Other Legal Document - 11/8/2002
Subordination, Non-Disturbance and Attornment Agreement, dated November 8, 2002, by and among SunAmerica Life Insurance Company, CMC Commercial Realty Group, and CMD Realty Investment Fund II, L.P.

EXHIBIT D

COMMISSION AGREEMENTS

D-1

EXHIBIT E

SERVICE CONTRACTS

1.               Continuing Service Contract, dated December 16, 2004, between CMD Realty Investment Fund II, L.P. and Champion Waste Services, regarding Trash Removal.

2.               Continuing Service Contract, dated February 1, 2004, between CMD Realty Investment Fund II, L.P. and Schindler Elevator Company, regarding Vertical Transportation Maintenance.

3.               Continuing Service Contract, dated December 2, 2004, between CMD Realty Investment Fund II, L.P. and MITEC Controls of Dallas, regarding fire Panel Monitoring Service.

4.               Continuing Service Contract, dated October 29, 2004, between CMD Realty Investment Fund II, L.P. and First Strike Pest Control, regarding Pest Control Service.

5.               Continuing Service Contract, dated March 16, 2005, between CMD Realty Investment Fund II, L.P. and Fikes Services, Inc., regarding Restroom Air Freshener.

6.               Continuing Service Contract, dated March 16, 2005, between CMD Realty Investment Fund II, L.P. and Security Group of Texas, regarding Building Unlock/Lockdown Service.

7.               Continuing Service Contract, dated March 16, 2005, between CMD Realty Investment Fund II, L.P. and All-Star Power Sweep, Ltd., regarding Parking Lot and Garage Sweeping Service.

8.               Continuing Service Contract, dated January 1, 2004, and Contract Amendment Number One dated December 2, 2004 between CMD Realty Investment Fund II, L.P. and Your Plant Services Inc., regarding Interior Landscape Service.

9.               Continuing Service Contract, dated December 16, 2004, between CMD Realty Investment Fund II, L.P. and The Brickman Group Ltd., regarding Landscape Maintenance Service.

10.         Continuing Service Contract, dated July 31, 2006, between CMD Realty Investment Fund II, L.P. and Republic Building Services, regarding Janitorial Services.

11.         Continuing Service Contract, dated March 16, 2005, between CMD Realty Investment Fund II, L.P. and Dallas Security Systems, regarding Elevator Monitoring Services.

12.         Continuing Service Contract, dated March 31, 2006, between CMD Realty Investment Fund II, L.P. and Maxum Building Services, regarding Window Washing Services.

E-1

13.         Continuing Service Contract, dated March 23, 2006, between CMD Realty Investment Fund II, L.P. and Pools with Perfect Chemistry, regarding Fountain Maintenance and Chemical Services.

14.         Continuing Service Contract, dated February 1, 2004, between CMD Realty Investment Fund II, L.P. and Stewart & Stevenson, regarding Generator Maintenance Services.

15.         Continuing Service Contract, dated April, 2006, between CMD Realty Investment Fund II, L.P. and The Lee Quigley Company, regarding Metal Maintenance Services.

16.         Continuing Service Contract, dated October 16, 2002 between CMD Realty Investment Fund II, L.P. and Tolin Mechanical Systems, regarding Mechanical Maintenance Services and Staffing.

E-2

EXHIBIT F

EARNEST MONEY ESCROW AGREEMENT

Escrow Trust No.

                                          , 2006

HARVARD PROPERTY TRUST, LLC, a Delaware limited liability corporation, d/b/a Behringer Harvard Funds (“Purchaser”), has delivered and deposited with Republic Title of Texas, Inc. (1909 Woodall Rogers, Suite 400, Dallas, Texas 75201, Attention:  Mr. Bo Feagin) (“Escrow Agent”) the aggregate sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), representing an Initial Earnest Money Deposit and may, pursuant to the terms of that certain Real Estate Sale Agreement by and between Purchaser and CMD Realty Investment Fund II, L.P., and Illinois limited partnership dated as of November     , 2006, deposit an Additional Earnest Money Deposit in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), all to be held and delivered by Escrow Agent as Escrow Funds only upon the joint order of the undersigned or their respective legal representatives or assigns, except as otherwise provided herein.

Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all notices or warnings given by any one of the parties hereto or by any other person or corporation, but said Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with or without jurisdiction, and in case said Escrow Agent obeys or complies with any joint written order of the parties or any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or any person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated.  In case of any suit or proceeding regarding this Escrow Trust, to which said Escrow Agent is or may be at any time a party, it shall have a lien on the contents hereof for any and all costs, attorneys’ and solicitors’ fees, whether such attorneys or solicitors shall be regularly retained or specifically employed and other expenses which it may have incurred or become liable for on account thereof, and it shall be entitled to reimburse itself therefor out of said deposit, and the undersigned jointly and severally agree to pay to said Escrow Agent upon demand all such costs, fees and expenses so incurred.

Deposits made pursuant to these instructions shall be invested in any federally insured money market account, unless the parties direct otherwise, which direction to Escrow Agent for such alternate investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that the parties are in receipt of the taxpayer’s identification number, Escrow Agent will, upon request, furnish information concerning its procedures and fee schedules for investment.

In the event Escrow Agent is requested to invest deposits hereunder, Escrow Agent is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this escrow trust.

F-1

In no case shall the above mentioned deposits be surrendered except on a joint written order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the process or order of a court as aforesaid.

The Escrow Agent fee shall be divided equally between the undersigned.

This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

Accepted:		Republic Title of Texas, Inc., Escrow Trustee

By:

,
a(n)

By:
Name:
Title:

,
c/o CMD Realty Investors	a(n)
227 West Monroe Street, Suite 3900
Chicago, Illinois 60606
By:
Name:
Title:

F-2

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE FORM

                                      , 2006

[Address of Buyer]

[Address of Lender]

RE:          [Name and Address of Property] (the “Property”)

Ladies and Gentlemen:

Reference is made to that certain [Lease Agreement] dated as of                              , pursuant to which the undersigned, as tenant (“Tenant”), is demising premises at the captioned address more particularly described in the Lease (the “Premises”). CMD Realty Investment Fund II, L.P. (“Landlord”) is the current owner of the Property and landlord under the lease.  The lease, together with all amendments thereto included in Schedule 1 attached hereto, is herein referred to as the “Lease”. Tenant hereby represents to the Benefited Parties (as herein defined) that the following statements are true and correct as of the date hereof:

1.                                       Schedule 1 attached hereto is a list of all amendments, modifications, side letters, guaranties and other documents evidencing, governing or securing Tenant’s obligations under the Lease, which documents represent the entire agreement between the parties as to the Premises.  The undersigned is the Tenant under the Lease for the Premises covering                             rentable square feet.

2.                                       The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Schedule 1.  There are no understandings, contracts, agreement or commitments of any kind whatsoever between Landlord and Tenant with respect to the Premises, except as expressly provided in the Lease.

3.                                       The term of the Lease commenced on                                , and expires on                          , subject to any rights of Tenant to extend the term as provided therein.  The base rent presently being charged is $                         .  All rentals, charges, additional rent and other obligations on the part of the undersigned have been paid to and including                           , 200   .  No rental, other than for the current month, has been paid in advance.  The undersigned has accepted possession and now occupies the Premises.  [CONFIRM NO WORK IS PRESENTLY BEING PERFORMED BY LANDLORD ON BEHALF OF ANY TENANT; IF SUCH WORK IS BEING PERFORMED, IT MUST BE CARVED OUT OF THE ESTOPPEL FOR THAT

 TENANT.]    In addition to the fixed minimum Base Rent, the Tenant pays its pro-rata share of real estate taxes and operating expenses in excess of a base stop of                                  .

4.                                       Tenant has paid to Landlord a security deposit in the amount of $                                     .  Tenant has no claim against Landlord for any other security, rental, cleaning access card, key or other deposits or any prepaid rentals.

5.                                       Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.  All conditions under the Lease to be performed by Landlord have been satisfied.  Without limiting the generality of the foregoing, all improvements to be constructed in the Premises by Landlord have been completed to the satisfaction of Tenant and accepted by Tenant and any tenant construction allowances have been paid in full, and all duties of an inducement nature required of Landlord in the Lease have been fulfilled to Tenant’s satisfaction. [CONFIRM NO WORK IS PRESENTLY BEING PERFORMED BY LANDLORD ON BEHALF OF ANY TENANT; IF SUCH WORK IS BEING PERFORMED, IT MUST BE CARVED OUT OF THE ESTOPPEL FOR THAT TENANT.] Tenant has no claim against Landlord by reason of any restriction, encumbrance or defect in title of the Premises of which Tenant has actual knowledge.

6.                                       There currently is no defense, offset, lien, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease) and Tenant is not contesting any such obligations, rentals or charges. To Tenant’s knowledge, all leasing commissions due in respect of the current term of the Lease have been paid.

7.                                       Tenant has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.  Tenant has no right to lease or occupy any parking spaces within the Property except as set forth in the Lease.  Tenant is entitled to no free rent nor any credit, offsets or deductions in rent, nor other leasing concessions other than those specified in the Lease.

8.                                       Tenant is not in any respect in default in the performance of the terms and provisions of the Lease nor does any state of facts or condition exist which, with the giving of notice or the passage of time, or both, would result in such a default.  Without limiting the generality of the foregoing, Tenant is current in its rental obligation under the Lease.

9.                                       The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease other than to the holder of any first mortgage on the captioned Property.

10.                                 To Tenant’s knowledge, there are no liens recorded against the Premises with respect to work performed by or on behalf of Tenant or materials supplied to the Premises.

11.                                 Tenant has not assigned the Lease nor sublet all or any part of the Premises, except as shown on Schedule 1 attached hereto and made a part hereof for all purposes.

The above certifications are made to the Benefited Parties knowing that the Benefited Parties will rely thereon in making an investment in the Premises. For purposes hereof, the term “Benefited Parties” means the addressees of this letter and all of the following: (a) Harvard Property Trust, LLC, a Delaware limited liability company and its successors, assigns, and designees (including, without limitation, any tenant in common purchasers); and (b) any lender to which any party described in the foregoing clause (a) grants a deed of trust, mortgage or other lien upon the Premises.

Very truly yours,

,
a

By:
Name:
Title:

[FOR INCLUSION ONLY IN THE KIEWIT DEVELOPMENT COMPANY LEASE, THE
CMC REALTY LEASE AND THE FGIS LEASE ]

JOINDER OF GUARANTOR

The undersigned joins in the execution of this Estoppel Certificate for the purpose of confirming to and for the benefit of the Benefited Parties (a) that the guaranty of Tenant’s obligations under the Lease executed by the undersigned remain in full force and effect, and (b) that the undersigned has no defenses or offsets to its obligations under the guaranty of the Lease executed by the undersigned. The undersigned understands that the Benefited Parties will rely upon the foregoing confirmations.

a

By:
Name:
Title:

EXHIBIT H

TITLE INSURANCE COMMITMENT

First American Title Insurance Commitment Number 05R19135, Effective Date September 26, 2006.

H-1

EXHIBIT I

SURVEY

ALTA/ACSM Land Title Survey prepared by Survcon Inc. Professional Surveyors, Job No. 60002661, dated September 2005.

I-1

EXHIBIT J

PERMITTED EXCEPTIONS

1.                                       Any titles or rights asserted by anyone, including, but not limited to, persons, the public, corporations, governments or other entities:

a.                                       To tidelands, or lands comprising the shores or beds of navigable or perennial rivers and streams, lakes, bays, gulfs or oceans, or

b.                                      To lands beyond the line of the harbor or bulkhead lines as established or changed by any government, or

c.                                       To filled-in lands, or artificial islands, or

d.                                      To statutory water rights, including riparian rights, or

e.                                       To the area extending from the line of mean low tide to the line of vegetation, or the rights of access to that area or easement along and across that area.

2.                                       Standby fees, taxes and assessments by any taxing authority for the year 2006, and subsequent years; and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, but not those taxes or assessments for prior years because of an exemption granted to a previous owner of the property under Section 11.13, Texas Tax Code, or because of improvements not assessed for a previous tax year.

3.                                       The following matters and all terms of the documents creating or offering evidence of the matters:

*              Restrictive Covenants:

Restrictive covenants recorded in Volume 82143, Page 2101 and Volume 83163, Page 586, Deed Records of Dallas County, Texas, except for those listed in Annex “C” attached thereto.  Affected by instrument recorded in Volume 96011, page 3644 Deed Records of Dallas County, Texas.  Any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), is deleted.

a.                                       Easement for storm water drainage facilities along the southeast line granted by Bent Tree to the City of Dallas by instrument dated 04/15/1974, filed 05/23/1974, recorded in Volume 74103, page 707, Deed Records of Dallas County, Texas.

b.                                      Easement for sanitary sewer main(s) located in the east northeast corner granted by Bent Tree Joint Venture to the City of Dallas by Instrument dated 01/30/1978,

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filed 03/16/1978, recorded in Volume 78051, Page 1476, Deed Records of Dallas County, Texas.

c.                                       Fifteen foot (15’) wide electric and telephone line easement located along the southerly line granted by Equireal Development Corporation to Dallas Power & Light Company by instrument dated 09/28/1983, filed 10/25/1983, recorded in Volume 83210, page 4575, Deed Records of Dallas County, Texas.

d.                                      Two foot (2’) wide electric and telephone easement along and adjacent to the western line granted by Bell Savings & Loan Association and Equireal Development Corporation to Dallas Power & Light and Southwestern Bell Telephone Company by instrument dated 04/13/1988, filed 04/21/1988, recorded in Volume 88078, Page 1134, Deeds Records, Dallas County, Texas.

e.                                       Fifteen foot (15’) by twenty foot (20’) wide water line easement adjacent to the south line granted by Bell Savings & Loan Association to the City of Dallas by instrument dated 04/13/1988, filed 04/21/1988, recorded in Volume 88078, Page 1137, Deed Records of Dallas County, Texas.

f.                                         Variable width drainage easement along the east line and in the northeast and most northerly northwest corner as created per plats recorded in Volume 70879, Page 1856 and Volume 83192, Page 2852, Map Records of Dallas County, Texas.

g.                                      Rights of tenants in possession, as tenants only, under written unrecorded lease agreement.

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EXHIBIT K

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	)
)
COUNTY OF	)

                                                                                       , a                                                        (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED and does hereby GRANT, SELL and CONVEY unto                                                                    a                                                                         (“Grantee”), that certain land being more particularly described in Exhibit A, attached hereto and incorporated herein by reference, together with all improvements located on such land including, without limitation, the office building currently located on such land (the “Building”) together with all improvements, fixtures, heating, ventilation, air conditioning, plumbing, electrical and other systems, and all parking facilities, located on such land and used in connection with the Building (such land and improvements being collectively referred to as the “Property”).

This conveyance is made and accepted subject to all matters (the “Permitted Exceptions”) set forth in Exhibit B, attached hereto and incorporated herein by reference.

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances pertaining thereto, including all of Grantor’s right, title and interest in and to adjacent streets, strips and gores, alleys and rights-of-way, subject to the Permitted Exceptions, unto Grantee and Grantee’s successors and assigns forever; and Grantor does hereby bind itself and its successors to warrant and forever defend the Property unto Grantee and Grantee’s successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject to the Permitted Exceptions.

Executed on the date set forth in the acknowledgment attached hereto to be effective as of the            day of                                    , 200       .

SELLER:

, a

By:
Printed Name:
Its:

STATE OF	)
)
COUNTY OF	)

This instrument was acknowledged before me on                                      , 200        by                                      ,                                      of                                      , on behalf of said                                      .

Notary Public, State of

(printed name)

My commission expires:

WHEN RECORDED, PLEASE RETURN TO:

EXHIBIT L

BILL OF SALE

FOR VALUE RECEIVED,                                                                   , a(n)                                                                    (“Seller”), hereby transfers to                                                                   , a(n)                                                                    (“Purchaser”), all of Seller’s right, title and interest in the following (collectively, the “Personal Property”):  (a) all tangible personal property located on the land described on Exhibit A attached hereto (“Land”), excluding the tangible personal property described on Exhibit B attached hereto, (b) all plans, specifications, books, records, marketing materials, logos and trademarks related to and used exclusively in connection with the Land and improvements thereon, but excluding the name “CMD” and all variations thereof and any websites maintained by Seller or any of its affiliates, and (c) all transferable warranties, licenses and permits related to the Land and improvements thereon.  This Bill of Sale is delivered pursuant to the terms of the Real Estate Sale Agreement dated as of                              , 200      between Seller and Purchaser (the “Sale Agreement”). The Personal Property is transferred in “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller, and otherwise in accordance with the terms of Section 19 of the Sale Agreement.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Bill of Sale as of                               , 200      .

SELLER:

,
a(n)

By:
Printed Name:
Its:

PURCHASER:

,
a(n)

By:
Printed Name:
Its:

EXHIBIT A TO BILL OF SALE

LAND

EXHIBIT B TO BILL OF SALE

EXCLUDED PROPERTY

None

EXHIBIT M

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made on                          , 200        between                          , a(n)                           (“Seller”), and                          , a(n)                           (“Purchaser”).

A.            Seller and Purchaser entered into the Real Estate Sale Agreement dated                          , 2005 between Seller and Purchaser (“Agreement”), regarding the sale of, among other things, the land described on Exhibit A (“Land”).  Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

B.            Pursuant to the Agreement, Seller agreed to transfer, among other things, all rights, title and interest in certain leases, commission agreements and service agreements with respect to the Real Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Assignment of Leases.  Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to (i) the leases, licenses and other similar agreements to occupy the Real Property described in Exhibit B (collectively, the “Leases”), except that Seller hereby retains the right (without limitation of the obligation of Purchaser to use good faith efforts) to collect Delinquent Rents from the tenants under the Leases, including the right to file an action for collection (provided that, in connection therewith, Seller shall have no right to terminate any of the Leases or disturb the tenants’ possessory rights thereunder), (ii) the commission agreements described in Exhibit C (collectively, the “Commission Agreements”), and (iii) the service contracts described in Exhibit D (collectively, the “Service Contracts”).  The Leases, Commission Agreements and Service Contracts are referred to collectively herein as the “Assumed Agreements”.

2.             Assumption.  Purchaser hereby assumes all of the obligations of Seller under the Assumed Agreements to the extent that such obligations are required to be performed on or after the date of this Assignment.  Subject to the terms of Sections 13(g) and (h) of the Agreement, Seller shall remain responsible for any monetary obligations of Seller under the Commission Agreements and Service Contracts to the extent that such obligations were due prior to the date of this Assignment.

3.             Disclaimers.  The rights of Seller to the Assumed Agreements are transferred in “AS IS”, “WHERE IS”, “WITH ALL FAULTS” condition, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller, and otherwise in accordance with the terms of Section 19 of the Agreement.

4.             Counterparts.  This Assignment may be executed in separate counterparts which, when taken together, shall constitute one document.

5.             Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns.

[balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date set forth above.

SELLER:

,
a(n)

By:
Printed Name:
Its:

PURCHASER:

,
a(n)

By:
Printed Name:
Its:

EXHIBIT A

TO ASSIGNMENT AND ASSUMPTION

LAND

EXHIBIT B

TO ASSIGNMENT AND ASSUMPTION

LEASES

EXHIBIT C

TO ASSIGNMENT AND ASSUMPTION

COMMISSION AGREEMENTS

EXHIBIT D

TO ASSIGNMENT AND ASSUMPTION

SERVICE CONTRACTS

EXHIBIT N

TENANT NOTICE LETTER

                              , 200

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Re:                               Notice of Sale of

This notice is delivered to advise you that the building named above was sold and conveyed on                                , 200         by                                                       (“Seller”) to                                                        (“Purchaser”), and that, in connection with the sale, your lease in the building was assigned to Purchaser.  As part of such sale, your security deposit in the total amount of $                               has been transferred to, and received by, Purchaser, and Purchaser will be responsible for the return of said security deposit according to the terms of your lease.  Accordingly, you are hereby authorized and directed to make all future payments under the lease to Purchaser at the following address:

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All communications and notices concerning your lease should be sent to:

SELLER:

,
a(n)

By:
Printed Name:
Its:

PURCHASER:

,
a(n)

By:
Printed Name:
Its:

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EXHIBIT O

FIRPTA AFFIDAVIT

CERTIFICATION OF NONFOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                                                 (“Seller”), Seller hereby certifies the following:

1.                                       Seller is a “United States Person” and is not a “foreign person” in accordance with and for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

2.                                       Seller’s U. S. Employer Identification Number is                                  .

3.                                       Seller’s office address is c/o CMD Realty Investors, 227 West Monroe Street, Suite 3900, Chicago, Illinois  60606.

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Dated: , 200		,
a(n)

By:

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EXHIBIT P

AFFIDAVIT OF TITLE

STATEMENT REQUIRED FOR THE ISSUANCE OF

ALTA OWNERS AND LOAN POLICIES

Commitment No.:                                                   (the “Commitment”)

Date:                                            , 200

To the actual knowledge of the undersigned, CMD Realty Investment Fund II, L.P., an Illinois limited partnership (“Seller”), the following is hereby certified with respect to the land described in the Commitment.

1.             That, except as noted at the end of this paragraph, within the last six (6) months (a) no labor, service or materials have been furnished (by or on behalf of Seller) to improve the land, or to rehabilitate, repair, refurbish, or remodel the building(s) situated on the land; (b) nor have any goods, chattels, machinery, apparatus or equipment been attached to the land or building(s) thereon (by or on behalf of Seller), as fixtures; (c) nor have any contracts been let (by or on behalf of Seller) for the furnishing of labor, service, materials, machinery, apparatus or equipment which are to be completed subsequent to the date hereof; (d) nor have any notices of lien been received (by or on behalf of Seller), except the following, if any:                                                                   .

2.             That all management/association fees, if any, are fully paid, except the following:                                       .

3.             That, except as shown on the Commitment, there are no unrecorded security agreements, leases, financing statements, chattel mortgages or conditional sales agreements in respect to any appliances, equipment or chattels that are owned by Seller and that have or are to become attached to the land or any improvements thereon as fixtures or any unrecorded taxes or assessments affecting land that have been levied, except the following, if any:                                      .

4.             That there are no unrecorded contracts or options to purchase the land granted by Seller or rights of first refusal to purchase the land granted by Seller, except the following, if any:                                            .

5.             That there are no unrecorded leases, easements or other servitudes to which the land or building, or portions thereof, are subject, except the following, if any:  (i) those certain leases described on Exhibit A hereto, (ii) matters shown on a survey of the land and/or the building(s), and (iii) matters shown on the Commitment.

6.             There are no Judgments, Federal Tax Liens, or State Tax Liens against Seller and/or the land.

7.             No proceedings in bankruptcy or receivership have ever been instituted by or against Seller, and Seller has never made an assignment for the benefit of creditors.

8.             That there are no liens in favor of any city, town, village or port authority for unpaid services, charges for service by any water system, sewer system or gas system serving the land.

9.             That no services of a broker have been performed with regard to the management, sale, purchase, lease, option, or other conveyance of interest in the land which services have amounts due and owing that have not been paid, except for:                                            .

Seller makes the above statements for the purpose of inducing Republic Title of Texas, Inc. and                                   (together, “Company”) to issue its owners or loan policies pursuant to the Commitment.  Seller does hereby indemnify the Company for loss or damage (including reasonable attorneys’ fees, expenses and costs) incurred by the Company as a result of any untrue statement made by Seller herein.

By its acceptance hereof, the Company hereby acknowledges and agrees that (a) the recourse of the Company with respect to this Affidavit of Title and the statements made by Seller herein shall be solely to the assets of Seller, and (b) none of the “Exculpated Parties” (as defined below) shall have any personal liability in connection with this Affidavit of Title or the statements made herein, and the Company shall have no recourse against any of the Exculpated Parties or any of their respective assets.  As used in this paragraph, “Exculpated Parties” shall mean, collectively, (1) any general or limited partner of Seller, including, without limitation, CMD/Fund II GP Investments, L.P., (2) any general or limited partner of such general or limited partner of Seller, including, without limitation, CMD REIM II, Inc., and (3) any other partner, member, shareholder, officer, director, employee, agent or affiliate or other direct or indirect owner of (x) Seller, (y) any of the other parties described in (2) or (3) above, or (z) any of Seller’s or such other parties’ respective constituent owners.

Notwithstanding anything contained herein, the statements made by Seller herein shall survive for a period of six (6) months from the date hereof.

CMD REALTY INVESTMENT FUND II, L.P., an Illinois limited partnership

By:	CMD/FUND II GP INVESTMENTS, L.P., an Illinois limited partnership, its general partner

	By:	CMD REIM II, INC., an Illinois corporation, its general partner

		By:	CMD REALTY INVESTORS, an Illinois general partnership, its agent

By:
Printed Name:
Its:

EXHIBIT A TO AFFIDAVIT OF TITLE

LIST OF LEASES

(attached hereto)

EXHIBIT Q

SECURITY DEPOSITS

Name of Tenant	Balance		Unit

Kiewit Development Co.	$11,523.50		1050
Intellecare, Inc.	$13,146.67		1070
CMC Commercial Realty Group, I	$5,731.25		2010
Financial Innovations Agency	$2,500.00		2030
Winterstone Financial Services	$3,310.65		2040
Newport Homebuilders, Ltd.	$3,171.88		2080
FGIS Group, Inc.	$12,856.25		3000
L.B. Fisher & Company	$1,072.50		3050
Robert Boyd Architects, Inc.	$3,081.25		3090
Brad Burns D/B/A Burns Energy	$2,342.00		3110
Reckitt Benckiser Inc.	$3,406.33		3150
Sova Digital Inc	$47,380.00	*	3158

*Letter of Credit-Bank One: 00344063

Sova Digital Inc	$2,620.00	3158
Boyd & Boyd, LLP	$3,390.63	3160
Zephyr Systems, Inc.	$2,083.42	3190

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EXHIBIT R

FGIS LEASE COSTS

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